B | RILEY

Research Trading
Investment Banking

Member FINRA and SIPC



Western Sizzlin Corporation

Fairness Opinion Supplement

October 22, 2009

Private & Confidential

Newport Beach

Los Angeles

San Francisco

New York

Philadelphia

Qualification of Report

CONFIDENTIAL

This document has been prepared for the Special Committee of the Board of Directors (the "Western Special Committee") of Western Sizzlin Corporation ("Western" or the "Company") by B. Riley & Co., LLC ("B. Riley"), for the purpose of evaluating a proposed transaction with The Steak n Shake Company ("SNS").

B. Riley will be rendering an opinion to the Western Special Committee as to the fairness, from a financial point of view, of the consideration offered to Western's shareholders in the proposed transaction (the "Transaction").

Neither this document nor the information contained herein is for investment purposes or for distribution to the public or any other entity without the express written permission of B. Riley, provided, however, that the fairness opinion letter associated with this analysis may be reproduced in full in any filing required to be made with the Securities and Exchange Commission ("SEC") related to the Transaction and summarized or described in such filing in a manner reasonably satisfactory to B. Riley.

Any recipient of this document hereby agrees that all information contained herein is confidential, and that they will treat it as such, and will not, without prior written consent from B. Riley, directly or indirectly, disclose, copy or distribute such information.

The information contained in this presentation was furnished by the senior management of Western and SNS. B. Riley has relied on, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fairness of all such information provided during this engagement. The conclusions contained herein are conditioned upon the information being accurate, complete and fair in all respects.

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Qualification of Report

CONFIDENTIAL

All estimates, budgets, forecasts and projections contained herein have been prepared by the senior management of Western and SNS or are derived from estimates, budgets, forecasts and projections prepared by the senior management of Western and SNS, which involve numerous and significant subjective determinations. The estimates, budgets, forecasts and projections contained herein may or may not be achieved and differences between projected results and those actually achieved may be material. B. Riley assumed that the financial forecasts and projections provided herein were prepared on a basis reflecting the best currently available estimates and good faith judgments of Western and SNS as to future performance for all periods specified therein.

No representation or warranty, expressed or implied, is made as to the accuracy, completeness, or fairness of such information and nothing contained herein is, or shall be relied upon as, a promise or representation, of past or future results. Neither B. Riley nor any of its advisors take any responsibility for the accuracy or completeness of any of the accompanying material. B. Riley has not been requested to, and did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise known or unknown) of Western and SNS.

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Qualification of Report

CONFIDENTIAL

The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, B. Riley did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, B. Riley's analyses must be considered as a whole. Considering any portion of such analyses or factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. In its analyses, B. Riley made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Western and SNS. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which business actually may be sold.

The conclusions expressed herein are subject to the assumptions and other matters contained in the written fairness opinion letter being delivered to the Western Special Committee.

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Table of Contents

Engagement Overview

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Overview

- Western Sizzlin Corporation ("Western" or the "Company") is a holding company which owns a number of subsidiaries, with its primary business activities conducted through Western Sizzlin Franchise Corporation ("WSFC") and Western Sizzlin Stores, Inc. ("WSSI"), which franchise and operate branded restaurants.
- Western executed a non-binding Letter of Intent ("LOI) on August 13, 2009 related to a proposed merger (the "Transaction") of Western into a wholly-owned subsidiary of The Steak n Shake Company ("SNS").
  - The LOI, Agreement and Plan of Merger and Indenture Agreement were negotiated between the Special Committees of the Board of Directors of both companies.
  - Both Special Committees are composed entirely of independent directors.
- Western's Special Committee of the Board of Directors (the "Western Special Committee") has engaged B. Riley to provide financial advisory services, which include:
  - Conducting a market test to evaluate Western's strategic alternatives.
    - No alternative acquisition proposals, either solicited or unsolicited, have been submitted since the announcement of the LOI on August 13, 2009.
  - Rendering an opinion (the "Opinion") as to the fairness, from a financial point of view, of the merger consideration to be received by Western's stockholders in connection with the Transaction.

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Overview

- B. Riley is an investment bank and a member of the Financial Industry Regulatory Authority ("FINRA") and the Securities Investor Protection Corporation ("SIPC").
  - The firm has been in the business of assisting companies with corporate finance initiatives, including rendering valuations and fairness opinions, since 1997.
- The evaluation techniques used in this engagement are those standard techniques typically employed to determine Fair Market Value.
- The following fairness opinion supplement (the "Presentation") was prepared for Western's Special Committee and presented on October 22, 2009.

Transaction Overview

Agreement and Plan of Merger Overview

- Per the Agreement and Plan of Merger (the "Merger Agreement"), Western will distribute all of its beneficially owned shares of SNS to Western's stockholders on or prior to closing.
  - Western owns 1,322,806 shares of SNS (92.06% of the 1,436,896 shares held by Western Acquisitions) as of October 21, 2009.
  - With a closing price of $11.14 per share as of October 21, 2009, Western's 1,322,806 shares of SNS held a fair market value of ~ $14.7 million.
  - A distribution at $11.14 per share will create a tax liability of ~ $288,000 for Western.
    - SNS will effectively inherit this tax liability at the close of the Transaction.
- After the distribution of SNS stock, the remaining consideration payable to Western's stockholders will be based on a net transaction valuation of approximately $22,959,000.
- At closing, each of Western's 2,840,384 shares of common stock will be converted into the right to receive an amount equal to ~ $8.08 in the principal amount of debentures issued by SNS.
  - The principal value of the SNS debentures is subject to an adjustment if the SNS stock price is above $12.00 per share at the time of distribution.
  - SNS stock is priced below $12.00 per share as of the close of trading on October 21, 2009.
- The Merger Agreement includes a "Go-Shop Period" beginning on the date of execution and continuing until the 30th day thereafter (the start of the "No-Shop Period").
- The consummation of the Transaction is subject to final approval by both parties' Boards of Directors and approval by Western's stockholders.

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Indenture Overview

- The Indenture details the following:
  - Instrument: Subordinated Debentures (the "Debentures")
  - Interest Rate: 14.0% per annum
  - Interest Payments: Semi-annual payments commencing June 30, 2010
  - Term: Five years
  - Penalty Interest: 2.0%
  - Redemption:
    - SNS may, at its option, redeem the Debentures, in whole or in part, after the first anniversary of date of issue without premium or penalty.
    - SNS may not redeem the Debentures if it has failed to make any interest payments.
    - Any notice of redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date.
  - Subordination:
    - The Debentures are subordinated to Senior Debt.
  - Covenants:
    - Restrictions on debt and dividends subject to a fixed charge coverage ratio of 1.30 to 1.00.

Western Sizzlin Corporation Overview

Western Sizzlin Corporation - Profile

- Western is a holding company which owns a number of subsidiaries engaged in a number of diversified businesses.
- The Company is publicly traded on the NASDAQ stock exchange under the ticker symbol WEST.
- Western was founded in 1962 and is based in Roanoke, Virginia.
- The Company's primary subsidiaries include:
  - Western Sizzlin Franchise Corporation ("WSFC")
  - The Western Sizzlin Stores, Inc. ("WSSI")
  - Great American Partners-I, LLC ("GAP")
  - Western Investments, Inc.
    - General Partner of Western Acquisitions, LP ("WA")
  - Western Properties, Inc. ("Western Properties")
    - General Partner of Western Real Estate, LP ("WRE")
  - Western Mustang Holdings LLC ("Western Mustang")
    - Mustang Capital Management, LLC ("MCM")
      - General Partner of Mustang Capital Advisors, LP ("MCA")

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Organization Chart


Western Sizzlin Corporation
Board of Directors
Sardar Biglari
President/CEO/Chairman
Robyn Mabe
VP and CFO
Western Mustang Holdings
Western Investments
Western Properties
WSFC / WSSI
GAP
John Linnartz
Operating Partner
Bob Moore
President
John Comstock
Dir. of Marketing
Mike Wimer
Area Supervisor
Jerry Plunkett
Dir. Franchise Adm.
Dan Cheathum
Dir. Of Purchasing

Restaurant Operations

- Western's primary brands include:
  - Western Sizzlin
  - Western Sizzlin Wood Grill ("Wood Grill")
  - Quincy's Steakhouse
  - Great American Buffet
- Western's restaurant operations are comprised of its WSFC, WSSI and GAP subsidiaries:
  - WSFC manages 96 franchise locations.
    - 89 Western Sizzlins
    - 4 Wood Grills
    - 3 Quincy's Steakhouses
  - WSSI owns and operates 5 Great American Buffets.
  - GAP operates 1 Wood Grill as part of a 50/50 joint venture.

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Geographic Base



WA
OR
CA
NV
ID
MT
WY
UT
AZ
NM
CO
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
VT
NH
MA
RI
CT
NJ
DE
MD
AK
HI
Western Locations

Family Dining Competitive Landscape

- Buffets, Inc.
  - Old Country Buffet
  - Hometown Buffet
  - Country Buffet
  - Ryan's Grill, Buffet and Bakery
  - Fire Mountain Grills
- Bob Evans Farms, Inc.
- Cracker Barrel Old Country Store, Inc.
- Denny's Corporation
- Frisch's Restaurant's, Inc.
- Golden Corral Corporation
- Luby's, Inc.

Historical Stock Performance



Western 1-Year Stock Performance
October 21, 2008 through October 21, 2009
$18.00
$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
10/21/08
11/18/08
12/16/08
1/13/09
2/10/09
3/10/09
4/7/09
5/5/09
6/2/09
6/30/09
7/28/09
8/25/09
9/22/09
10/20/09
Western Price Per Share

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Historical Trading Volume

Western 1-Year Stock Volume

October 21, 2008 through October 21, 2009


70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
10/21/08
11/19/08
12/19/08
1/22/09
2/23/09
3/24/09
4/23/09
5/22/09
6/23/09
7/23/09
8/21/09
9/22/09
10/21/09

Note: Increased trading volume as of August 13, 2009 LOI announcement

Historical Stock Performance


Western 1-Year Stock Performance
October 21, 2008 through October 21, 2009
160.0%
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
10/21/08
11/18/08
12/16/08
1/13/09
2/10/09
3/10/09
4/7/09
5/5/09
6/2/09
6/30/09
7/28/09
8/25/09
9/22/09
10/20/09
Western
S&P 500 Index
NASDAQ Composite Index

Western Sizzlin Corporation Overview

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Key Statistics

As of October 21, 2009 ($ in Millions, Except per Share Prices)

Stock Price:	$13.91	52 Week High:	$16.45
Shares Outstanding:	2,840,384	52 Week Low:	$6.45
Market Cap:	$39.5	10 Day Average Volume:	1,263
Cash[1]:	$4.2	3 Month Average Volume:	5,061
Debt[1]:	$3.2	1 Week VWAP (10/12-10/21):	$13.974
Minority Interest[1]:	$12.6	2 Week VWAP (10/7-10/21):	$14.010
Enterprise Value[1]:	$51.1	1 Month VWAP (9/21-10/21):	$13.810
TTM Revenue[1]:	$17.0	3 Month VWAP (7/23-10/21):	$13.760
TTM Adj. EBITDA[1]:	$1.8	6 Month VWAP (4/16-10/21):	$11.363
EV / TTM Revenue:	3.0x	Pre-Announcement 1 Month VWAP (7/13-8/13)[1]:	$13.948
EV / TTM Adj. EBITDA:	28.0x	Pre-Announcement 3 Month VWAP (5/13-8/13)[1]:	$13.863

Note: (1) Reflects publicly available financial data from Western's most recent 10-Q.
(2) Reflects VWAP data prior to the August 13, 2009 announcement date.

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Western Sizzlin Franchise Corporation (WSFC)

- WSFC is a franchisor of Western's branded restaurant concepts.
- WSFC is headed by President and CEO Bob Moore, who joined Western in June 2008.
- As of October 21, 2009, WSFC's restaurant system consisted of 96 franchised units across 19 states.
  - 89 Western Sizzlins
  - 4 Wood Grills
  - 3 Quincy Steakhouses
- All 96 of WSFC's active franchises pay a 2% royalty rate on monthly sales.
  - This royalty rate is below industry average due to WSFC's limited infrastructure and support services.
- WSFC markets new franchise agreements for the Western Sizzlin and Wood Grill concepts.
- As of October 21, 2009, WSFC had not signed any new franchise agreements in 2009.
  - Senior management believes that this is primarily due to a weakened U.S. economy.
- WSFC reached revenue and EBITDA of ~ $3.7 million and ~ $1.7 million, respectively, for the trailing twelve month ("TTM") period ending September 30, 2009.

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Western Sizzlin Franchise Corporation (WSFC)

- WSFC has experienced a steady decline in its franchise base over the past several years.
  - Since January 1, 2005, WSFC has had a total of 59 units exit its franchise network.
    - The majority of the 59 units were Western Sizzlin brand restaurants.
- The average annual sales of WEST's franchised restaurants was approximately $1.6 million in 2008.
- The average annual sales of recently closed restaurants was $1.0 million or less.
- Management believes that most closures and departures from the WSFC franchise system are due to poor management and/or locations that could not exceed the $1 million annual sales threshold.
- Management anticipates that annual closures and departures will decline as WSFC sheds underperforming units, leaving WSFC with a more stable franchise base.

WSFC Historical Franchise Base

January 1, 2005 through October 21, 2009

Year	2005	2006	2007	2008	10/22/09
Opening Franchise Count	147	135	123	116	104
New Franchises	3	-	1	4	-
Closed Franchises	15	12	8	16	8
Ending Franchise Count	135	123	116	104	96

Western Sizzlin Franchise Corporation (WSFC)

- WSFC expects to add two new Western Sizzlin franchises and two new Wood Grill franchises per year between 2011 and 2014.
- New Western Sizzlin franchises:
  - Require $30,000 in initial franchise fees per unit and a monthly royalty rate of 2%.
  - Targeted to reach $2.5 million in annual store volume.
  - Require a capital investment of approximately $2.5 million.
- New Wood Grill franchises:
  - Require $30,000 in initial franchise fees per unit and a monthly royalty rate of 3%.
  - Targeted to reach $4.5 million in annual store volume.
  - Require a capital investment of approximately $4.5 million.
- The Company recently made an offer with the following incentives to its franchisees regarding new franchise agreements through the end of 2009:
  - Reduced royalty rate of 1% for the first 5 years of operation on new Western Sizzlin units.
  - Reduced royalty rate of 2% for the first 5 years of operation on new Wood Grill units.
  - Reduced franchise fee of $10,000 for both new Western Sizzlin and Wood Grill units.
  - No franchisees have accepted the foregoing offer as of October 21, 2009.

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Western Sizzlin Stores, Inc. (WSSI)

- WSSI operates Western's company-owned restaurant units.
- WSSI is headed by President and CEO Bob Moore, who joined Western in June 2008.
- As of October 21, 2009, WSSI owns and operates 5 Great American Buffets in 3 states:
  - Alexandria, Virginia
  - Falls Church, Virginia
  - Manassas, Virginia
  - Knoxville, Tennessee
  - Myrtle Beach, South Carolina
- Management does not anticipate opening any additional company-owned units.
- The 5 restaurants are located in leased space ranging from 8,000 square feet to 10,000 square feet.
- All of the leases provide for a minimum annual rent, with certain locations subject to additional rent based on sales volume at the particular locations over specified minimum levels.
- Western hired a new director of purchasing in January 2009 to improve food costs margins.
- WSSI reached revenue and EBITDA of ~ $13.1 million and ~ $691,000, respectively, for the trailing twelve month period ending September 30, 2009.

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Great American Partners-I, LLC (GAP)

- GAP is a 50/50 joint venture between Western and W&K Foods, LLC.
  - W&K Foods is managed by WE Proffitt Management.
  - W&K Foods also operates a Wood Grill franchise in Charlottesville, Virginia.
- GAP was formed to own and operate a Wood Grill in Harrisonburg, Virginia.
- In October 2005, GAP entered into a loan agreement for $3.05 million to purchase the underlying property, finance the facility's construction and secure operating equipment.
  - Each partner made a cash contribution of $300,000 and guaranteed 50% of the loan obligation.
- W&K Foods can exercise a buyout option on a change of control of Western or as of December 31, 2011.
- The buyout provision requires W&K Foods to pay Western 50% of the original contributed capital ($300,000 of $600,000) plus 50% of the principal loan payments to date
  - As of October 21, 2009, Western's share of the buyout provision is equal to ~ $549,000.
  - As of December 31, 2011, Western's share of the buyout provision is projected to be ~ $784,000.
  - A buyout removes Western's responsibility to, and guarantee of, the remaining loan obligation.
- Management is in discussions with WE Proffitt Management about opening additional joint ventures.
- GAP reached revenue and EBITDA of $5.2 million and $944,000, respectively, for the trailing twelve month period ending September 30, 2009.
  - Reflected as ~ $268,000 of equity in income of joint venture on Western's consolidated statements.

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Western Investments, Inc.

- Western Investments was formed in April 2007 to serve as the general partner of Western Acquisitions, LP, which operates as a private investment fund.
  - Sardar Biglari serves as the portfolio manager to the fund.
- Western Investments seeks to invest, at the holding company and through subsidiaries, including Western Acquisitions, in stocks of businesses at prices below their intrinsic business value.
- Western Investments is the majority investor in Western Acquisitions
  - As of October 21, 2009, Western Investments owned 92.06% of Western Acquisitions.
  - In 2007, Western contributed cash along with holdings in the common stock of SNS to Western Investments, which in turn contributed these assets to Western Acquisitions.
  - Outside investors have contributed approximately $2,765,000 to the limited partnership since 2007.
- Western Investments' role as the general partner of Western Acquisitions carries with it the obligation to manage the operations of the fund.
  - For serving as the fund's general partner, Western Investments may receive a monthly management fee equal to one-twelfth of 1% of the value of the capital account of each limited partner.
  - Western Investments also may receive an annual incentive allocation equal to 20% of the portion of each limited partner's pro rata share of net profits for each fiscal year in excess of net losses.
  - Western Investments has not received any management fees or incentive allocations to date.

Western Properties, Inc.

- Western Properties was formed in December 2007 to serve as the general partner of Western Real Estate LP, which operates as a private real estate investment fund.
- The sole activity of these entities has been the 2007 purchase of 23 acres of property in Bexar County, Texas from an unaffiliated third party.
  - The land is located on the east side of 1H 10 West, north of loop 1604
- The land was originally purchased for $3,745,152 using available cash and a $2 million draw on the Company's existing line of credit.
- On February 1, 2008, the purchase was refinanced through the issuance of a note payable of $2,641,220, secured by the land held for investment.
  - The note payable carried an outstanding balance of $2,377,098 as of October 21, 2009.
  - All remaining principal and accrued interest in due on January 30, 2010.
- The property is zoned for commercial use and is located near an expanding retail / commercial development.
- The property has a billboard lease with Clear Channel for a rental amount of $21,216 per year.
- Western plans to prepare the property for mixed use office and retail development.
- On September 30, 2009, Duggar, Canady and Grafe completed an appraisal of the San Antonio property, reflecting a current market value of $4.1 million.

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Western Mustang Holdings LLC

- On July 9, 2008, Western acquired of a 50.5% controlling interest in MCA and a 51% controlling interest in its general partner, MCM, through the Company's wholly-owned subsidiary, Western Mustang.
  - The aggregate purchase price of $1,245,640 consisted of $300,000 in cash, $90,092 in transaction costs, and 54,563 shares of common stock issued at a per share price of $15.68.
- MCA is a registered investment advisor, and is the investment advisor to, and the general partner of, Mustang Capital Partners I and Mustang Capital Partners II (the "Funds").
- The Funds are private investment funds organized for the purpose of trading and investing in securities.
- MCA's ownership interest of the combined net assets of the Funds was 2.8% as of September 30, 2009, with the remaining interests in the Funds held by various limited partners who are unrelated to the Company.
- As a result of Western's 50.5% controlling interest in MCA, the Company owned approximately 1.4% of the combined net assets of the Funds as of September 30, 2009.
- MCA managed $57.7 million in assets through the Funds and its managed accounts as of October 21, 2009.
- MCM's role as general partner of the Funds carries the obligation to manage the operations of the Funds.
  - For serving as the Fund's general partner, MCM may receive an annual management fee that varies between 0.5% and 2.0% for the different investment vehicles.
  - MCM may receive an annual incentive allocation equal to 20% of the portion of each limited partner's pro rata share of net profits for each fiscal year in excess of net losses.
- Western has the obligation to purchase the minority interest holder's ownership percentages, at a price and on terms contractually stipulated (the "Purchase Obligation").

The Steak n Shake Company Overview

Company Profile

- SNS is engaged in the ownership, operation and franchising of Steak n Shake restaurants.
- The Company is publicly traded on the New York stock exchange under the ticker symbol SNS.
- SNS was founded in 1934 and is based in Indianapolis, Indiana.
- As of October 21, 2009, SNS operated 413 Company-owned restaurants and 73 franchised restaurants located in 21 states.
- The company offers full-service dining with counter and dining room seating, as well as drive-thru and carry-out service.
- The SNS menu features items, such as STEAKBURGER sandwiches, thin and crispy fries and hand-dipped milk shakes.
- The company made significant changes to its management team and implemented a defined turnaround strategy in 2008.
- SNS reached revenue and EBITDA of $605.9 million and $39.6 million, respectively, for the trailing twelve month period ending July 1, 2009.


STEAK • SHAKE DRIVE IN

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Organization Chart


The Steak N Shake Company
Board of Directors
Sardar Biglari
President/CEO/Chairman
Jim Flaniken
VP of Advertising
Dennis Roberts
SVP of Operations Exc.
Duane Geiger
Interim CFO and VP
Ken Faulkner
VP of Operations
Bruce Burnham
VP of Supply Chain Mngt.
Steve Grover
VP Cost & Product Mngt.
Brad Manns
VP of Franch. Ops & Dev.
Kim Andereck
VP of Franch. Sales
Michael Vance
VP of IT and CIO
Tim Hewlett
VP of Training

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Geographic Base


WA
OR
CA
NV
ID
MT
WY
UT
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
ME
VT
NH
MA
RI
CT
NJ
DE
MD
AK
HI
SNS Locations

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Historical Stock Performance

SNS 1-Year Stock Performance

October 21, 2008 through October 21, 2009


$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
10/21/08
11/18/08
12/16/08
1/13/09
2/10/09
3/10/09
4/7/09
5/5/09
6/2/09
6/30/09
7/28/09
8/25/09
9/22/09
10/20/09
SNS Price Per Share

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Historical Trading Volume


SNS 1-Year Stock Volume
October 21, 2008 through October 21, 2009
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
10/21/08
11/19/08
12/19/08
1/22/09
2/23/09
3/24/09
4/23/09
5/22/09
6/23/09
7/23/09
8/21/09
9/22/09
10/21/09

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Historical Stock Performance

SNS 1-Year Stock Performance

October 21, 2008 through October 21, 2009


225.0%
200.0%
175.0%
150.0%
125.0%
100.0%
75.0%
50.0%
25.0%
10/21/08
11/18/08
12/16/08
1/13/09
2/10/09
3/10/09
4/7/09
5/5/09
6/2/09
6/30/09
7/28/09
8/25/09
9/22/09
10/20/09
SNS
S&P 500 Index
NASDAQ Composite Index

The Steak n Shake Company Overview

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Key Statistics

As of October 21, 2009 ($ in Millions, Except per Share Prices)

Stock Price:	$11.14	52 Week High:	$12.21
Shares Outstanding:	28,812,934	52 Week Low:	$2.92
Market Cap:	$321.0	10 Day Average Volume:	199,500
Cash[1]:	$37.8	3 Month Average Volume:	236,068
Debt[1]:	$150.2	1 Week VWAP (10/12-10/21):	$11.485
Minority Interest[1]:	-	2 Week VWAP (10/7-10/21):	$11.507
Enterprise Value[1]:	$433.4	1 Month VWAP (9/21-10/21):	$11.469
TTM Revenue[1]:	$605.9	3 Month VWAP (7/23-10/21):	$11.033
TTM EBITDA[1]:	$39.6	6 Month VWAP (4/16-10/21):	$10.361
EV / TTM Revenue:	0.7x	Pre-Announcement 1 Month VWAP (7/13-8/13)[1]:	$10.407
EV / TTM EBITDA:	10.9x	Pre-Announcement 3 Month VWAP (5/13-8/13)[1]:	$8.749

Note: (1) Reflects publicly available financial data from SNS' July 1, 2009 10-Q.
(2) Reflects VWAP data prior to the August 13, 2009 announcement date.

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Historical and Projected Income Statements

The Steak n Shake Company
Historical Income Statements
Fiscal Years Ending September
($000s)

	2006 (Audited)	2007 (Audited)	2008 (Audited)	LTM 7/1/2009 (Actual)	2009 (Projected)	2010 (Projected)	2011 (Projected)	2012 (Projected)
Net Sales	$634,941	$650,416	$606,076	$602,347	$618,871	$628,397	$653,434	$685,973
Franchise Fees	3,881	3,726	3,985	3,593	3,711	3,779	3,817	3,855
Total Revenue	638,822	654,142	610,061	605,940	622,582	632,176	657,251	689,827
Cost and Expenses								
Cost of Sales	143,360	150,286	151,188	147,986	148,927	148,765	152,235	157,025
Restaurant Operating Costs	319,070	336,955	337,786	331,784	333,956	339,312	350,486	363,625
General and Administrative	52,949	57,525	50,425	42,209	35,774	35,570	36,103	36,645
Depreciation and Amortization	28,967	32,185	33,659	31,576	31,288	31,472	31,472	31,472
Marketing	27,473	28,644	28,700	31,303	34,183	34,524	34,870	34,870
Rent	12,233	13,961	14,717	15,411	15,341	15,417	15,464	15,524
Pre-Opening Costs	3,579	2,689	1,272	36	-	-	-	-
Total Costs and Expenses	587,631	622,245	617,747	600,305	599,469	605,060	620,630	639,160
Operating Income	51,191	31,897	(7,686)	5,635	23,112	27,116	36,621	50,667
Interest	11,373	14,015	14,011	14,193	13,797	11,978	11,619	11,619
Asset Impairments / Provision for Closings	(103)	5,176	14,858	1,749	917	-	-	-
Other Income, Net	(2,371)	(2,165)	(1,771)	(1,201)	(1,251)	(1,553)	(2,097)	(2,517)
Total Other Expenses	8,899	17,026	27,098	14,741	13,463	10,425	9,522	9,102
Income (Loss) Before Taxes	42,292	14,871	(34,784)	(9,106)	9,649	16,691	27,099	41,565
Income Taxes	14,291	3,063	(11,805)	(2,537)	1,875	4,674	8,536	14,132
Net Income	$28,001	$11,808	($22,979)	($6,569)	$7,774	$12,018	$18,563	$27,433
EBITDA Calculation								
Operating Income (EBIT)	$51,191	$31,897	($7,686)	$5,635	$23,112	$27,116	$36,621	$50,667
Add: Depreciation and Amortization	28,967	32,185	33,659	31,576	31,288	31,472	31,472	31,472
Add: Restructuring Charges	-	1,900	2,389	2,389	-	-	-	-
EBITDA	$80,158	$65,982	$28,362	$39,600	$54,400	$58,588	$68,093	$82,139

B RILEY

Historical Balance Sheets

The Steak n Shake Company

Historical Income Statements
Fiscal Years Ending September
($000s)

	2006	2007	2008	7/1/2009	9/1/2009
	(Audited)	*(Audited)*	*(Audited)*	*(Actual)*	*(Actual)*
Cash and Cash Equivalents	$4,820	$1,497	$6,855	$37,843	$54,645
Receivables, net	5,858	6,289	15,622	8,011	7,320
Inventories	7,018	7,226	6,795	7,131	7,191
Deferred Income Taxes	3,873	3,616	3,260	5,674	5,674
Assets Held for Sale	4,514	18,571	25,395	18,479	15,744
Other Current Assets	4,837	10,998	3,009	5,488	4,609
Total Current Assets	30,920	48,197	60,936	82,626	95,182
Net Property and Equipment	490,142	492,610	432,690	406,197	402,027
Goodwill	14,485	14,503	14,503	14,503	14,501
Other Intangible Assets, net	2,152	1,959	1,765	1,618	1,586
Other Assets	4,822	7,945	10,242	8,180	8,537
Total Assets	$542,521	$565,214	$520,136	$513,122	$521,833
Accounts Payable	$28,262	$28,195	$25,302	$25,495	$27,046
Accrued Expenses	38,023	32,624	31,685	32,018	32,507
Current Portion of Long-Term Debt	2,512	2,390	733	20	-
Line of Credit	10,065	27,185	14,180	13,680	16,060
Current Portion of Obligations Under Leases	4,221	4,180	4,417	4,424	4,653
Total Current Liabilities	83,083	94,574	76,317	75,637	80,266
Deferred Income Taxes	5,800	5,060	2,209	9,858	9,858
Other Long-Term Liabilities	3,805	5,701	7,439	6,792	6,897
Obligations Under Leases	143,996	139,493	134,809	132,035	130,829
Long-Term Debt	18,802	16,522	15,783	53	50
Total Liabilities	255,486	261,350	236,557	224,375	227,900
Common Stock	15,166	15,166	15,166	15,166	15,166
Additional Paid-in Capital	123,860	126,415	128,526	129,268	130,396
Retained Earnings	173,216	185,024	161,733	164,349	168,402
Treasury Stock	(25,207)	(22,741)	(21,846)	(20,036)	(20,031)
Total Stockholders' Equity	287,035	303,864	283,579	288,747	293,933
Total Liabilities & Stockholders' Equity	$542,521	$565,214	$520,136	$513,122	$521,833

B RILEY

SNS Credit Analysis

Stand-Alone SNS Leverage Metrics ($ in Millions)

Cash:	$54.6	Debt / EBITDA:	0.29
Debt:	$16.1	(Net Debt + Cap Leases) / EBITDA:	2.45
Cap. Leases:	$135.5	EBITDA / Interest Expense:	2.79
TTM EBITDA:	$39.6	(EBITDA – Maintenance CapEx) / Interest Expense:	2.58

Pro-Forma Consolidated (Post Debenture) Leverage Metrics ($ in Millions)

Cash:	$58.9	Debt / EBITDA:	0.70
Debt:	$41.4	(Net Debt + Cap Leases) / EBITDA:	2.72
Cap. Leases:	$135.5	EBITDA / Interest Expense:	2.49
LTM EBITDA:	$43.4	(EBITDA – Maintenance CapEx) / Interest Expense:	2.81

Notes: (1) SNS balance sheet data as of August 31, 2009
(2) SNS income statement data as of July 1, 2009
(3) Maintenance capital expenditures at ~ $3 million per year
(4) Western cash balance includes net equity in investments excluding SNS distribution
(5) Pro-forma consolidated EBITDA reflects anticipated synergies of $1.3 million

SNS Credit Analysis

- August 30, 2009 balance sheet conveys adequate capitalization and a healthy financial position.
  - $54.6 million in cash and cash equivalents.
  - $16.1 million in debt, corresponding to a net cash position of $38.5 million.
  - Capitalized leases of $135.5 million.
  - Book value of assets held for sale of $15.7 million, positioning SNS for additional liquidity.
- Streamlined operation after turnaround.
  - Multiple amendments to pre-existing credit facilities driven by declining revenue base.
  - Third quarter of fiscal 2009 reflected highest EBITDA margin in two years.
  - Projecting lower capital expenditure spending relative to past three years.
  - $330 million equity value.
- Refinanced secured facility and retired senior note.
  - Extended maturity of Fifth Third facility to February 2011.
  - $20 million revolver priced at L + 275.
  - Senior note fully repaid during third of quarter fiscal 2009.
  - Reduction in capital expenditure spending relative to last three years.

B RILEY

Debenture Valuation

Debenture Valuation

As of October 21, 2009

Consideration:	$22,959,000	Annual Coupon:	14%
Coupon:	14%	Semi-Annual Coupon:	7%
Term:	5 years	Bond-Equivalent Yield:	14%
Call Feature:	Callable after 1 year at Par	Semi-Annual Yield:	7%

Period	1	2	3	4	5
Interest Income	$1,607,130	$1,607,130	$1,607,130	$1,607,130	$1,607,130
Principal Repayment	-	-	-	-	-
Total Proceeds	$1,607,130	$1,607,130	$1,607,130	$1,607,130	$1,607,130
Discount Factor	0.935	0.873	0.816	0.763	0.713
Present Value	$1,501,991	$1,403,730	$1,311,897	$1,226,072	$1,145,861

Period	6	7	8	9	10
Interest Income	$1,607,130	$1,607,130	$1,607,130	$1,607,130	$1,607,130
Principal Repayment	-	-	-	-	$22,959,000
Total Proceeds	$1,607,130	$1,607,130	$1,607,130	$1,607,130	$24,566,130
Discount Factor	0.666	0.623	0.582	0.544	0.508
Present Value	$1,070,899	$1,000,840	$935,364	$874,172	$12,488,175
					$22,959,000

2009 Restaurant Industry Debt Issuances

- Real Mex Restaurants
  - $130 million of senior secured notes due in 2012.
  - Interest rate of 14%.
  - Priced at 90% of face value for gross proceeds of $117 million.
  - Distressed – Proceeds used to repay senior secured notes due April 2010.
  - Closed July 2009.
- Wendy's / Arby's
  - $565 million of senior unsecured notes due in 2016.
  - Interest rate of 10.0%.
  - Priced at 97.53% of face value for gross proceeds of $551 million.
  - Proceeds: Repay $132.5 million of senior secured term loan, working capital, strategic initiatives.
  - Closed June 2009.

B RILEY

2009 Restaurant Industry Debt Issuances

- El Pollo Loco
  - $132.5 million of senior secured notes due in 2012.
  - Interest rate of 11.0%.
  - Priced at 98% of face value.
  - Proceeds used to repay existing credit facility and senior secured notes due in 2009.
  - Closed May 2009.
- Landry's
  - $295.5 million of debentures due in 2011.
  - Interest rate of 14.0%.
  - Priced at par to yield 14%.
  - Proceeds used to repay outstanding debt.
  - Closed May 2009.

Methodology and Assumptions

B | RILEY

Scope of Review

- In conducting our assignment, B. Riley performed the following activities:
  - Reviewed the draft of the Merger Agreement as of October 21, 2009;
  - Reviewed the draft Form of Indenture as of October 21, 2009;
  - Reviewed public filings and press releases prepared by Western and SNS senior management relating to each company's business and financial prospects;
  - Reviewed non-public internal financial information and other data prepared by Western and SNS senior management relating to each company's business and financial prospects;
  - Discussed each company's business, operations, financial condition, future prospects and projected operations and performance, on a stand-alone basis, with members of the Western and SNS senior management teams;
  - Reviewed publicly available financial information and stock market data with respect to certain other companies engaged in generally comparable businesses;
  - Reviewed the publicly available financial terms of other relevant mergers and acquisitions;
  - Reviewed the San Antonio real estate's market appraisal prepared by Duggar, Canady, Grafe, Inc.
  - Reviewed and prepared various other financial analyses to assess Western's fair market value; and
  - Conducted such other financial studies, analyses and investigations and evaluated such other information, as B. Riley deemed appropriate.
- Our conclusions are based on the Company's financial data and other information as of October 21, 2009.

B RILEY

Methodology and Assumptions

- The financial data supplied by Western, including the projected financial statements, reflects certain assumptions about future operations that do not reflect the current operations of the business. As such, the resulting valuation is hypothetical.
  - Any deviation from the assumptions would have a material affect on Western's business, financial condition, results of operations, and resulting Fair Market Value.
  - For the purpose of this analysis, we have expressed that Western will execute its business plan as expected by the Company's senior management.
- In determining an appropriate range of implied Fair Market Value for Western, B. Riley employed three widely used measures of analysis:
  - Premiums Paid Analysis
  - Discounted Cash Flow ("DCF") Analysis
  - Market Approach
    - Comparable Public Company Analysis
    - Precedent M&A Transactions Analysis
  - Net Asset Value Test / Liquidation Value
- Different valuation techniques are likely to derive varying ranges of Fair Market Value, and the use of more than one methodology enables B. Riley to average or assign appropriate weight to each method.

B | RILEY

Discounted Cash Flow – Overview

- The DCF approach utilizes the concept that the value of a business is best represented by the present value of the estimated cash flow streams it can generate in the future.
  - The estimated cash flow streams of a business enterprise are then adjusted to reflect the time value of money as well as the associated business and economic risks of that enterprise.
- The DCF approach is recognized as a more valid measure of value than book value or accounting profits.
  - While the DCF approach is the most theoretically valid approach, it relies on the ability of the appraiser and Company management to forecast cash flows with reasonable accuracy and assess the risk associated with those cash flows.
  - Proper utilization of the DCF approach can incorporate a much more sophisticated understanding of the financial and economic factors which affect the business enterprise.
- In determining a company's DCF valuation, there are several critical variables:
  - Projections for "free cash flow"
  - Cost of capital used to discount such future flows
  - Terminal business value (commonly referred to as the "exit value")
  - Business uncertainty arising from industry or customer risks
  - Other adjustments, such as outstanding debt and available cash
- Selection of these variables drives the ultimate DCF value.

B RILEY

Discounted Cash Flow – Cost of Capital

- The cost of capital is the discount rate that should be used to derive the present value of an asset's future cash flows.
- The weighted average cost of capital ("WACC") is the average required rate of return of all the company's financing, equity, debt, and preferred stock, weighted in proportion to the company's total invested capital.
- $WACC = W_D\ k_D\,(1\text{-}t) + W_E\ k_E$
  - W_D = Weights of debt for the firm
  - W_E = Weights of equity for the firm
  - k_D = Cost of Debt
  - k_E = Cost of Equity (can be estimated by CAPM or Buildup Method)
  - t = Tax rate
- Capital Asset Pricing Model ("CAPM"): Cost of Equity = $R_f + \beta$ (ERP) + SP
- Buildup Method: Cost of Equity = Risk Free Rate + Equity Risk Premium + Size Premium + Industry Premium + Other Factors

B RILEY

Market Approach and Net Asset Value Test

- Market Approach:
  - The Market Approach, encompassing comparable public companies and precedent M&A transactions, utilizes ratios of enterprise value to different measures of earnings and cash flows as an indication of value.
  - The stock prices and M&A transaction values are those of companies with similar investment and operational attributes to the company being valued.
    - Although a number of the selected companies may not be directly comparable to Western, the selected companies are affected by the same economic factors and business prospects.
  - The Market Approach uses risk analyses to compare the company to publicly traded firms and recent acquisition targets in terms of size, diversity of operations and services, financial strength, profitability, growth, and other factors recognized as key indicators of risk.
  - Although the companies used in the analyses may have different capital structures, specialization of assets, market share, geographical diversification, product mix, etc., they can serve as a guide in measuring the investment market's expectations and perception of a particular industry.
- Net Asset Value Test / Liquidation Value:
  - Investment assets are valued by conducting mark-to-market tests and incorporating applicable balance sheet data.

Valuation Analysis Summary

Valuation Analysis Summary

Premiums Paid Analysis

B | RILEY

Percent Premium Offered

Year	DJIA High	DJIA Low	Ave. Premium Offered	Median Premium Offered	Base Transactions
2008	$13,423.91	$7,392.27	56.5%	36.5%	294
2007	$14,279.96	$11,926.79	31.5%	24.7%	491
2006	$12,529.88	$10,661.15	31.5%	23.1%	453
2005	$10,940.55	$10,102.36	34.5%	24.1%	392
2004	$10,563.07	$10,034.28	30.7%	23.4%	322
2003	$10,453.92	$7,524.06	62.3%	31.6%	371
2002	$10,635.25	$7,286.27	59.7%	34.4%	326
2001	$11,377.92	$8,235.81	57.2%	40.5%	439
2000	$11,722.98	$9,796.03	49.2%	41.1%	574

Note:

(1) Average and median premium calculations exclude negative premiums.

(2) If negative premiums were considered, the 2008 average and median premiums would be 51.2% and 33.8%, respectively, based on 325 transactions.

B RILEY

Distribution of Premium Offered

Year	20.0% and Less	Over 20.0% to 40.0%	Over 40.0% to 60.0%	Over 60.0% to 80.0%	Over 80.0% to 100.0%	100.0% and Over	Total
2008	74	85	60	22	16	37	294
2007	202	167	71	26	11	14	491
2006	189	170	50	15	11	18	453
2005	162	135	47	24	6	18	392
2004	144	99	37	23	10	9	322
2003	113	115	55	35	20	33	371
2002	87	97	46	38	16	42	326
2001	102	113	90	51	28	55	439
2000	126	153	139	73	31	52	574

Note:

(1) Source: Mergerstat Review 2009.

(2) Calculations exclude negative premiums.

B | RILEY

Median Premium Offered by Deal Size and Method of Payment

Purchase Price	2004	2005	2006	2007	2008
$25.0 Million or Less	21.4%	43.4%	31.3%	27.7%	35.4%
Over $25.0 Million to $50.0 Million	35.5%	31.7%	22.7%	31.5%	51.9%
Over $50.0 Million to $100.0 Million	24.5%	25.0%	30.7%	35.6%	41.1%

Method of Payment	2004	2005	2006	2007	2008
Cash	24.4%	25.0%	22.9%	23.4%	36.8%
Stock	20.9%	22.6%	23.1%	30.3%	38.6%
Combination	22.0%	23.1%	30.3%	28.9%	33.9%

Note:

(1) Source: Mergerstat Review 2009.

(2) Calculations exclude negative premiums.

Valuation Analysis Summary

B RILEY

Highest and Lowest Premiums Offered in 2008

Buyer	Seller	Premium Offered
Diversified Lending Group	FONAR Corp.	575.7%
The Hartford Financial Services Group, Inc.	Federal Trust Corp.	455.6%
CertainTeed Insulation, Inc.	OFI Income Fund	408.3%
Golden Century Wealth Investment Ltd.	IA Global. Inc.	328.6%
Medtronic, Inc.	Restore Medical, Inc.	321.1%

Buyer	Seller	Premium Offered
JPMorgan Chase & Co., Inc.	Bear Stearns Cos., Inc.	-84.1%
Kohlberg & Co., LLC	Centerplate, Inc.	-43.6%
Bank of America Corp.	Central Safe Investments Ltd.	-35.7%
Heckmann Corp.	China Water & Drinks, Inc.	-35.1%
Banco Santandar SA	Sovereign Bancorp.	-32.2%

Note:

(1) Source: Mergerstat Review 2009.

(2) Excludes sellers operating under Chapter 11.

B RILEY

Premiums Paid Analysis - Observations and Analysis

- Merger Premium:
  - Merger consideration of $8.08 per share (subject to adjustment as provided in the Merger Agreement), together with the October 21, 2009 market value of Western's beneficially owned shares of SNS common stock, represent a premium of approximately 4.1% over the closing market price of Western's common stock on August 12, 2009, the last trading day before the Company announced its LOI with SNS.
- Observations:
  - The premiums paid analysis is not a strong benchmark due to the nature of the transaction structure, the nominal historical trading volume of Western's common stock and the ratio of Western's investment assets to its overall valuation.
  - Investment assets, which are generally valued by investors and merger partners at mark-to-market, comprise approximately 50% of Western's market capitalization.
  - Western's common stock has historically operated with little to no daily trading volume.
    - As a result, Western does not benefit from the liquidity that accompanies an active market.
    - 10 day average volume: 1,263
    - 3 month average volume: 5,061
    - 6 month VWAP (4/16 – 10/21): $11.36

Valuation Analysis Summary

Western Sizzlin Franchise Corporation ("WSFC")

B RILEY

WSFC - Valuation Overview

- WSFC's projections reflect:
  - A 2% drop in same store royalty revenue in 2010.
  - Flat same store royalty revenue in 2011.
  - A 1% increase in same store royalty revenue in 2012 followed by 2% in 2013 and 2014.
  - 2 new Western Sizzlin franchises per year between 2011 and 2014.
  - 2 new Wood Grill franchises per year between 2011 and 2014.
  - A gradual decrease in restaurants exiting Western's franchise network through 2014.
  - GAP's conversion to a franchise and subsequent 2% royalty payments to WSFC.
  - Maintenance capital expenditures of $10,000 per year.
- B. Riley calculated WSFC's fair market value through a combination of the following methodologies:
  - DCF analysis
  - Comparable public company analysis
  - Precedent M&A transactions analysis
- A net asset value test was not deemed to be an appropriate valuation technique for this scenario.

B RILEY

WSFC - Discounted Cash Flow Analysis

- The DCF analysis reflects the present value of WSFC's projected stream of future cash flows.
- The present value of WSFC's cash flows was determined by calculating a weighted average cost of capital.
  - B. Riley calculated a WACC of ~ 17.8% for WSFC.
  - This is comparable to the rate of return (15% to 25%) required by private equity firms for investments with similar risk profiles.
    - Since January 1, 2005, WSFC has had a total of 59 units exit its franchise network.
    - Despite promotional efforts, WSFC has not signed any new franchise agreements in 2009.
    - A significant portion of the Company's projected profitability is attributable to the development of new Western Sizzlin and Wood Grill franchises.
  - In order to construct a sensitivity analysis, B. Riley developed a range of discount rates from 16.0% to 19.6% (reflecting 90% and 110% of the calculated rate).
- B. Riley utilized an exit multiple method to calculate a terminal value based on comparable public company valuation multiples and WSFC's terminal year EBITDA.

B RILEY

WSFC - Discounted Cash Flow Analysis

Western Sizzlin Franchise Corporation (WFSC)
Discounted Cash Flow Analysis
As of October 21, 2009

		3 Months	12 Months	12 Months	12 Months	12 Months	12 Months
Fiscal Years Ending December 31		12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013	12/31/2014
Earnings Before Tax		$254,784	$1,254,752	$1,534,440	$1,864,038	$2,124,176	$2,388,279
Less Carryover Net Operating Loss (NOL)		-	-	-	-	-	-
Taxable Earnings		$254,784	$1,254,752	$1,534,440	$1,864,038	$2,124,176	$2,388,279
Proforma Taxes	38.0%	($96,818)	($476,806)	($583,087)	($708,334)	($807,187)	($907,546)
Proforma Net Income		$157,966	$777,946	$951,353	$1,155,703	$1,316,989	$1,480,733
Plus: After Tax Interest Expense		-	-	-	-	-	-
Plus: Depreciation & Amortization		$7,533	$31,465	$23,630	$8,000	$10,000	$11,333
Gross Cash Flow		$165,499	$809,411	$974,983	$1,163,703	$1,326,989	$1,492,066
Dec./(Inc.) in Working Capital		($20,143)	$58,900	($86,121)	($97,465)	($85,317)	($87,015)
Capital Expenditures		($10,000)	($10,000)	($10,000)	($10,000)	($10,000)	($10,000)
Net Free Cash Flow - Invested Capital Basis		$135,356	$858,311	$878,862	$1,056,238	$1,231,672	$1,395,051
1 Year NFCF Growth Rate (%)	Exit Multiple	NM	NM	2.4%	20.2%	16.6%	13.3%
Terminal Value [2]	7.2x						$17,361,513
Discount Rate	17.8%	0.960	0.815	0.692	0.587	0.498	0.423
Present Values		$129,923	$699,351	$607,870	$620,144	$613,855	$7,935,313
Indicated Enterprise Value							$10,606,456
Less: Total Debt							-
Add: Cash							$128,880
Indicated Equity Value							$10,735,336

Notes:
(1) Forecast provided by Project Grill management
(2) Terminal value calculated using exit multiple approach.

Valuation Analysis Summary

B | RILEY

WSFC - Discounted Cash Flow Sensitivity Analysis

Western Sizzlin Franchise Corporation (WFSC)
Discounted Cash Flow Sensitivity Analysis
As of October 21, 2009

Enterprise Value Sensitivity Analysis

Exit Multiple	Discount Rates 19.6%	17.8%	16.0%
6.5x	$9,225,560	$9,871,945	$10,578,922
6.9x	$9,565,004	$10,239,200	$10,976,745
7.2x	$9,904,447	$10,606,456	$11,374,568
7.6x	$10,243,890	$10,973,711	$11,772,392
8.0x	$10,583,334	$11,340,967	$12,170,215

	Low	Adj. Mean	High
Exit Multiple	6.5x	7.2x	8.0x
Discount Rate	19.6%	17.8%	16.0%
Enterprise Value	$9,225,560	$10,606,456	$12,170,215
Less: Total Debt	-	-	-
Add: Cash	$128,880	$128,880	$128,880
Equity Value	$9,354,440	$10,735,336	$12,299,095

B RILEY

WSFC – WACC Calculation

Western Sizzlin Franchise Corporation (WFSC)

WACC Calculation
As of October 21, 2009

Derivation of Cost of Equity

Risk-Free Rate: 10 Year Treasury		2.28%
Relevered Beta Using Selected Industry Data	150.00%	
Excess Return on S&P Stock Index	6.00%	
Unadjusted Equity Risk Premium	9.00%	
Add: Company Specific Risk Premium	7.50%	
Total Risk Premium		16.50%
Total Expected Return on Equity		18.78%

After-Tax Cost of Debt

Pre-Tax Cost of Debt	7.30%
Borrowing Premium	2.00%
Effective Cost of Debt	9.30%
Tax Rate	38.00%
After-Tax Cost of Debt	5.77%

Weighted Average Cost of Capital (WACC)

Industry Capital Structure	Debt / Equity Ratio	Cost of Capital	Weighted After Tax Cost of Capital
Equity	92.50%	18.78%	17.37%
Debt	7.50%	5.77%	0.43%
WACC			17.80%

B | RILEY

WSFC - Comparable Public Company Analysis

- B. Riley performed an analysis to determine valuation multiples of comparable publicly traded companies.
  - In an effort to find companies that were deemed most comparable to WSFC's operations, B. Riley examined the business and financial characteristics of over 46 publicly traded restaurant companies.
- The criteria for selecting comparable publicly traded companies included:
  - Companies engaged in the ownership, operation and franchising of restaurant concepts.
  - Restaurants concepts with franchise units comprising over 50% of total units.
  - Positive TTM EBITDA margins.
- Upon completion of this analysis, B. Riley selected and examined 13 publicly traded comparable companies (collectively, the "WSFC Comparable Public Company Group") and derived valuation multiples utilizing TTM financial statements as of October 21, 2009.
- In conducting our analysis, B. Riley targeted Enterprise Value / TTM Revenue and Enterprise Value / TTM EBITDA valuation multiples.
  - Multiple ranges were derived and applied to WSFC's TTM results and balance sheet data to arrive at indications of enterprise value.
- Despite Western's lack of historical trading volume (when compared to the WSFC Comparable Public Company Group), B. Riley did not assign a liquidity discount to adjust the comparable valuation multiples.

B RILEY

WSFC - Comparable Public Company Analysis

Company	Ticker	Units	Franchises	Company Units	Franchise %
McDonald's Corp.	MCD	31,967	25,465	6,502	79.7%
DineEquity	DIN	3,400	2,983	417	87.7%
Sonic Corp.	SONC	3,475	2,791	684	80.3%
AFC Enterprises	AFCE	1,922	1,897	25	98.7%
Yum! Brands	YUM	36,600	28,914	7,686	79.0%
Burger King Holdings	BKC	11,925	10,496	1,429	88.0%
Nathan's Famous	NATH	254	249	5	98.0%
Buffalo Wild Wings	BWLD	560	363	197	64.8%
Domino's Pizza	DPZ	8,773	8,284	489	94.4%
Denny's Corp.	DENN	1541	1226	315	79.6%
Papa John's International	PZZA	3,380	2,765	615	81.8%
Famous Dave's of America	DAVE	170	123	47	72.4%
CKE Restaurants	CKR	3,116	2,217	899	71.1%

WSFC - Comparable Public Company Analysis

Comparable Public Company Analysis

As of October 21, 2009

($000s)

Franchise Based Concepts

Company	Symbol	Price[1] 10/21/09	3-Year Rev. CAGR	TTM Revenue	TTM GP	TTM %	TTM EBITDA	TTM %	Market Cap.	Enterprise Value[2]	EV / Sales	EV / EBITDA
McDonald's Corp.	MCD	$58.33	7.2%	$22,556,900	$8,469,100	37.5%	$7,411,500	32.9%	$63,658,329	$72,498,229	3.2x	9.8x
DineEquity, Inc.	DIN	$22.06	65.9%	$1,471,912	$455,279	30.9%	$389,576	26.5%	$388,212	$2,756,255	1.9x	7.1x
Sonic Corp.	SONC	$10.02	8.6%	$771,879	$398,978	51.7%	$197,857	25.6%	$611,651	$1,247,798	1.6x	6.3x
AFC Enterprises Inc.	AFCE	$8.66	5.2%	$157,800	$95,900	60.8%	$38,500	24.4%	$218,994	$315,394	2.0x	8.2x
Yum! Brands, Inc.	YUM	$34.55	6.5%	$10,836,000	$2,763,000	25.5%	$2,097,000	19.4%	$16,159,104	$19,115,104	1.8x	9.1x
Burger King Holdings Inc.	BKC	$18.18	7.4%	$2,537,400	$835,600	32.9%	$443,400	17.5%	$2,457,482	$3,257,082	1.3x	7.3x
Nathan's Famous Inc.	NATH	$14.46	8.4%	$48,295	$16,472	34.1%	$7,578	15.7%	$77,708	$43,432	0.9x	5.7x
Buffalo Wild Wings Inc.	BWLD	$40.59	26.3%	$488,464	$124,293	25.4%	$70,232	14.4%	$731,594	$682,588	1.4x	9.7x
Domino's Pizza, Inc.	DPZ	$8.04	(1.9%)	$1,369,341	$366,672	26.8%	$194,706	14.2%	$469,810	$2,041,981	1.5x	10.5x
Denny's Corp.	DENN	$2.60	(8.1%)	$695,576	$228,685	32.9%	$94,985	13.7%	$251,009	$546,513	0.8x	5.8x
Papa John's International Inc.	PZZA	$22.74	5.3%	$1,121,283	$348,401	31.1%	$140,630	12.5%	$638,198	$730,826	0.7x	5.2x
Famous Dave's of America Inc.	DAVE	$6.53	11.1%	$138,005	$31,836	23.1%	$15,542	11.3%	$60,043	$81,172	0.6x	5.2x
CKE Restaurants Inc.	CKR	$9.15	0.3%	$1,446,820	$224,071	15.5%	$156,568	10.8%	$499,434	$836,540	0.6x	5.3x
Averages			10.9%			32.9%		18.4%				

	3-Year Rev. CAGR	TTM GP %	TTM EBITDA %	EV / Sales	EV / EBITDA
High[3]	8.6%	34.1%	24.4%	1.8x	9.1x
Low[3]	5.2%	25.5%	13.7%	0.8x	5.7x
Mean	10.9%	32.9%	18.4%	1.4x	7.3x
Median	7.2%	31.1%	15.7%	1.4x	7.1x
Adj. Mean[4]	7.7%	32.0%	17.7%	1.3x	7.2x

Notes:

(1) Prices as of October 21, 2009.

(2) Enterprise Value (EV) = equity market capitalization plus interest bearing debt less cash.

(3) High and low observations represent the 75th and 25th quartiles, respectively.

(4) Excludes the high and low observations.

B RILEY

WSFC - Comparable Public Company Analysis

Western Sizzlin Franchise Corporation (WFSC)
Public Company Market Multiple Analysis
As of October 21, 2009

	Public Company Market Multiples		
	Low	Adj. Mean	High
EV / EBITDA Multiple Range	6.5x	7.2x	8.0x
Size / Liquidity Discount	-	-	-
LTM EBITDA	$1,746,185	$1,746,185	$1,746,185
Enterprise Value Range	$11,370,491	$12,633,879	$13,897,267
Less: Total Debt	-	-	-
Plus: Cash	$128,880	$128,880	$128,880
Equity Value Range	$11,499,371	$12,762,759	$14,026,147

WSFC - Precedent M&A Transactions Analysis

- B. Riley performed an analysis to determine acquisition / valuation multiples of precedent M&A transactions.
  - In an effort to find companies that were deemed most comparable to WSFC's operations, B. Riley examined the business and financial characteristics of over 86 restaurant industry acquisitions.
- The criteria in selecting comparable M&A transactions included:
  - Companies engaged in the ownership, operation and franchising of multi-unit restaurant concepts.
  - Transactions that closed between January 1, 2008 and October 21, 2009.
  - Less than $1 billion of Enterprise Value.
- Upon completion of this analysis, B. Riley selected and examined 13 specific acquisitions of multi-unit restaurant concepts (collectively, the "Precedent M&A Transactions Group") that were purchased in arm's-length transactions.
- In conducting our analysis, B. Riley targeted Enterprise Value / Revenue and Enterprise Value / EBITDA valuation multiples.
  - Multiple ranges were derived and applied to WSFC's TTM results and balance sheet data to arrive at indications of enterprise value.
  - Only 3 of the acquisitions disclosed meaningful transaction terms, and all three deals were purchased prior the market shift that occurred in late 2008.

B RILEY

WSFC - Precedent M&A Transactions Analysis

Precedent M&A Transactions Analysis

M&A Transaction Between January 1, 2008 and October 21, 2009

($ in millions)

Date	Target	Acquiror	Enterprise Value	Revenue	EBITDA	EV / Rev.	EV / EBITDA
09/14/09	Canyons Burger Company	Growth Concepts	NA	NA	NA	NA	NA
09/04/09	Papa Bello Enterprises	Aero Financial	NA	NA	NA	NA	NA
06/16/09	Carrols Restaurant Group[1]	Jefferies Capital Partners	$430.0	$821.9	$84.9	NA	NA
12/12/08	VI Acquisition Corp. / Village Inn	Newport Global / Fidelity National	$55.0	NA	NA	NA	NA
10/31/08	Fox Sports Grill	Private Investment Group	NA	$30.1	NA	NA	NA
08/18/08	Romano's Macaroni Grill	Golden Gate Capital	$109.9	NA	NA	NA	NA
08/05/08	BUCA	Planet Hollywood International	$28.8	$238.6	$3.0	0.1x	9.5x
07/31/08	Rockfish Seafood Grill	White Oak Capital / Capital Point Partners	NA	NA	NA	NA	NA
06/16/08	Cafe Enterprises	Milestone Partners	$60.0	NA	NA	NA	NA
04/28/08	Max & Erma's Restaurants	G&R Acquisition	$58.7	$174.5	$7.1	0.3x	8.3x
04/23/08	Wendy's International	Triarc Companies	$2,718.9	$2,442.2	$298.8	1.1x	9.1x
01/22/08	Pat & Oscar's	Management Buyout	NA	NA	NA	NA	NA
01/15/08	Moby Dick's House of Kabob	Javan Capital Partners	NA	NA	NA	NA	NA

	EV / Rev.	EV / EBITDA
High[2]	0.7x	9.3x
Low[2]	0.2x	8.7x
Median	0.3x	9.1x
Mean	0.5x	8.9x
Adj. Mean[3]	0.3x	9.1x

Notes:

(1) Acquisition of a minority stake. Excluded from the calculation of valuation multiples.

(2) High and low observations represent the upper (75th percentile) and lower (25th percentile) quartiles of the range, respectively.

(3) Adjusted mean - excludes the high and low observation.

B RILEY

WSFC - Precedent M&A Transactions Analysis

Western Sizzlin Franchise Corporation (WFSC)
Precedent M&A Transaction Analysis
As of October 21, 2009

	Precedent M&A Transaction Multiples		
	Low	Adj. Mean	High
EV / EBITDA Multiple Range	8.7x	9.1x	9.3x
Market Environment Discount	-	-	-
Adjusted EV / EBITDA Multiple Range	8.68x	9.10x	9.28x
LTM EBITDA	$1,746,185	$1,746,185	$1,746,185
Enterprise Value Range	$15,158,084	$15,889,880	$16,204,855
Less: Total Debt	-	-	-
Plus: Cash	$128,880	$128,880	$128,880
Equity Value Range	$15,286,964	$16,018,760	$16,333,735

WSFC – Valuation Framework

Western Sizzlin Franchise Corporation (WFSC)
Valuation Framework
As of October 21, 2009

Methodology		Enterprise Value Range Low	Mean	High
Discounted Cash Flow Analysis		$9,225,560	$10,606,456	$12,170,215
Public Company Market Multiple Analysis		$11,370,491	$12,633,879	$13,897,267
Precedent M&A Transaction Analysis		$15,158,084	$15,889,880	$16,204,855

Analysis Weighting	Weight	Enterprise Value Range Low	Mean	High
Discounted Cash Flow Analysis	75.0%	$6,919,170	$7,954,842	$9,127,661
Public Company Comparables	25.0%	$2,842,623	$3,158,470	$3,474,317
Precedent Transactions	-	-	-	-
Weighted Average Enterprise Value Range:		$9,761,793	$11,113,312	$12,601,978
Less: Total Debt		-	-	-
Plus: Cash		$128,880	$128,880	$128,880
Weighted Average Equity Value Range:		$9,890,673	$11,242,192	$12,730,858

Valuation Analysis Summary

Western Sizzlin Stores, Inc. ("WSSI")

WSSI - Valuation Overview

- WSSI's projections reflect:
  - That Western continues to operate its 5 company-owned units through 2014.
  - No additional company-owned stores.
  - Moderate company-owned same store sales growth in 2010 and 2011.
  - 1% same store sales growth in 2012 through 2014.
  - Consolidated store level profit margins of 11%.
  - Maintenance capital expenditures of $25,000 per year.
- B. Riley calculated WSSI's fair market value through a combination of the following methodologies:
  - DCF analysis
  - Comparable public company analysis
  - Precedent M&A transactions analysis
- A net asset value test was not deemed to be an appropriate valuation technique for this scenario.

B | RILEY

WSSI - Discounted Cash Flow Analysis

- The DCF analysis reflects the present value of WSSI's projected stream of future cash flows.
- The present value of WSSI's cash flows was determined by calculating a weighted average cost of capital.
    - B. Riley calculated a WACC of ~ 14.3% for WSSI.
    - This is comparable to the rate of return for investments with similar risk profiles.
        - WSSI has active operating leases for its 5 company-owned units through 2014.
        - WSSI does not intend open any additional company-owned stores.
        - WSSI is projecting positive same store sales growth for all of its units through 2014.
        - WSSI is expecting significant margin improvement from Western's Knoxville, Tennessee and Myrtle Beach, South Carolina units as the economy improves.
    - In order to construct a sensitivity analysis, B. Riley developed a range of discount rates from 12.9% to 15.8% (reflecting 90% and 110% of the calculated rate).
- B. Riley then utilized the Gordon Growth Model to estimate the WSSI's terminal value.
    - Terminal Value = ((Final Year Cash Flow * (1 + Growth Rate)) / (Discount Rate – Growth Rate)

B RILEY

WSSI - Discounted Cash Flow Analysis

Western Sizzlin Stores (WSSI)
Discounted Cash Flow Analysis
As of October 21, 2009

		3 Months	12 Months	12 Months	12 Months	12 Months	12 Months
Fiscal Years Ending December 31		12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013	12/31/2014
Earnings Before Tax		($53,565)	$497,392	$641,877	$647,035	$986,737	$994,072
Less Carryover Net Operating Loss (NOL)		-	-	-	-	-	-
Taxable Earnings		($53,565)	$497,392	$641,877	$647,035	$986,737	$994,072
Proforma Taxes	38.0%	$20,355	($189,009)	($243,913)	($245,873)	($374,960)	($377,748)
Proforma Net Income		($33,211)	$308,383	$397,964	$401,162	$611,777	$616,325
Plus: After Tax Interest Expense		$7,838	$25,085	$17,146	$8,371	$683	-
Plus: Depreciation & Amortization		$89,440	$362,761	$367,761	$372,761	$40,651	$28,750
Gross Cash Flow		$64,068	$696,229	$782,871	$782,294	$653,111	$645,075
Dec./(Inc.) in Working Capital		($6,029)	$3,686	$1,615	$3,193	$3,225	$3,257
Capital Expenditures		($19,526)	($25,000)	($25,000)	($25,000)	($25,000)	($25,000)
Net Free Cash Flow - Invested Capital Basis		$38,513	$674,915	$759,486	$760,487	$631,336	$623,332
1 Year NFCF Growth Rate (%)	Growth Rate	NM	NM	12.5%	0.1%	-17.0%	-1.3%
Terminal Value [2,3]	0.0%						$4,348,263
Discount Rate	14.3%	0.967	0.846	0.740	0.647	0.566	0.495
Present Values		$37,245	$570,853	$561,843	$492,047	$357,269	$2,460,657
Indicated Enterprise Value							$4,479,914
Less: Total Debt							($484,990)
Add: Cash							$575,261
Indicated Equity Value							$4,570,185

Notes:
(1) Forecast provided by Project Grill management
(2) Growth rate provided by Project Grill management
(3) Terminal value calculated using Perpetuity Growth Model.

WSSI - Discounted Cash Flow Sensitivity Analysis

Western Sizzlin Stores (WSSI)
Discounted Cash Flow Sensitivity Analysis
As of October 21, 2009

Enterprise Value Sensitivity Analysis

Growth	Discount Rates		
Rate	15.8%	14.3%	12.9%
-1.5%	$3,894,132	$4,246,826	$4,669,126
-0.8%	$3,982,091	$4,357,576	$4,811,099
0.0%	$4,078,418	$4,479,914	$4,969,578
0.8%	$4,184,365	$4,615,760	$5,147,619
1.5%	$4,301,449	$4,767,481	$5,349,084

	Low	Adj. Mean	High
Growth Rate	-1.5%	0.0%	1.5%
Discount Rate	15.8%	14.3%	12.9%
Enterprise Value	$3,894,132	$4,479,914	$5,349,084
Less: Total Debt	($484,990)	($484,990)	($484,990)
Add: Cash	$575,261	$575,261	$575,261
Equity Value	$3,984,403	$4,570,185	$5,439,355

B RILEY

WSSI – WACC Calculation

Western Sizzlin Stores (WSSI)
WACC Calculation
As of October 21, 2009

Derivation of Cost of Equity		
Risk-Free Rate: 10 Year Treasury		2.28%
Relevered Beta Using Selected Industry Data	150.00%	
Excess Return on S&P Stock Index	6.00%	
Unadjusted Equity Risk Premium	9.00%	
Add: Company Specific Risk Premium	3.75%	
Total Risk Premium		12.75%
Total Expected Return on Equity		15.03%

After-Tax Cost of Debt	
Pre-Tax Cost of Debt	7.30%
Borrowing Premium	2.00%
Effective Cost of Debt	9.30%
Tax Rate	38.00%
After-Tax Cost of Debt	5.77%

Weighted Average Cost of Capital (WACC)

Industry Capital Structure	Debt / Equity Ratio	Cost of Capital	Weighted After Tax Cost of Capital
Equity	92.50%	15.03%	13.90%
Debt	7.50%	5.77%	0.43%
WACC			14.34%

WSSI - Comparable Public Company Analysis

- B. Riley performed an analysis to determine valuation multiples of comparable publicly traded companies.
  - In an effort to find companies that were deemed most comparable to WSSI's operations, B. Riley examined the business and financial characteristics of over 46 publicly traded restaurant companies.
- The criteria for selecting comparable publicly traded companies included:
  - Family dining and buffet style restaurant concepts
  - Restaurants concepts with franchise units comprising less than 20% of total units.
  - Positive TTM EBITDA margins.
- Upon completion of this analysis, B. Riley selected and examined 4 publicly traded comparable companies (collectively, the "WSSI Comparable Public Company Group") and derived valuation multiples utilizing TTM financial statements as of October 21, 2009.
- In conducting our analysis, B. Riley targeted Enterprise Value / TTM Revenue and Enterprise Value / TTM EBITDA valuation multiples.
  - Multiple ranges were derived and applied to WSSI's TTM results and balance sheet data to arrive at indications of enterprise value.
- Despite Western's lack of historical trading volume (when compared to the WSSI Comparable Public Company Group), B. Riley did not assign a liquidity discount to adjust the comparable valuation multiples.

WSSI - Comparable Public Company Analysis

Comparable Public Company Analysis

As of October 21, 2009

($000s)

Family Dining and Buffet Concepts

Company	Symbol	Price[1] 10/21/09	3-Year Rev. CAGR	TTM Revenue	TTM GP	TTM %	TTM EBITDA	TTM %	Market Cap.	Enterprise Value[2]	EV / Sales	EV / EBITDA
Bob Evans Farms Inc.	BOBE	$27.67	3.4%	$1,739,705	$612,370	35.2%	$188,170	10.8%	$857,521	$1,105,715	0.6x	5.9x
Frisch's Restaurants Inc.	FRS	$25.50	0.8%	$297,861	$94,323	31.7%	$28,909	9.7%	$130,203	$159,644	0.5x	5.5x
Cracker Barrel Old Country Store	CBRL	$34.55	2.2%	$2,367,285	$686,120	29.0%	$203,613	8.6%	$786,531	$1,481,676	0.6x	7.3x
Luby's Inc.	LUB	$3.65	(3.4%)	$292,863	$98,639	33.7%	$5,492	1.9%	$102,134	$101,252	0.3x	18.4x
Averages			0.7%			32.4%		7.7%				
		High[3]	2.5%			34.1%		10.0%			0.6x	10.1x
		Low[3]	-0.3%			31.0%		6.9%			0.5x	5.8x
		Mean	0.7%			32.4%		7.7%			0.5x	9.3x
		Median	1.5%			32.7%		9.2%			0.6x	6.6x
		Adj. Mean[4]	1.5%			32.7%		9.2%			0.6x	6.6x

Notes:

(1) Prices as of October 21, 2009.

(2) Enterprise Value (EV) = equity market capitalization plus interest bearing debt less cash.

(3) High and low observations represent the 75th and 25th quartiles, respectively.

(4) Excludes the high and low observations.

B | RILEY

WSSI - Comparable Public Company Analysis

Western Sizzlin Stores (WSSI)
Public Company Market Multiple Analysis
As of October 21, 2009

	Public Company Market Multiples		
	Low	Adj. Mean	High
EV / EBITDA Multiple Range	5.9x	6.6x	7.2x
Size / Liquidity Discount	-	-	-
TTM EBITDA	$691,210	$691,210	$691,210
Enterprise Value Range	$4,091,190	$4,545,767	$5,000,344
Less: Total Debt	($484,990)	($484,990)	($484,990)
Plus: Cash	$575,261	$575,261	$575,261
Equity Value Range	$4,181,461	$4,636,038	$5,090,615

B | RILEY

WSSI - Precedent M&A Transaction Analysis

- B. Riley performed an analysis to determine acquisition / valuation multiples of precedent M&A transactions.
  - In an effort to find companies that were deemed most comparable to WSSI's operations, B. Riley examined the business and financial characteristics of over 86 industry related acquisitions.
- The criteria in selecting comparable M&A transactions included:
  - Companies engaged in the ownership, operation and franchising of multi-unit restaurant concepts.
  - Transactions that closed between January 1, 2008 and October 21, 2009.
  - Less than $1 billion of Enterprise Value.
- In conducting our analysis, B. Riley targeted Enterprise Value / TTM Revenue and Enterprise Value / TTM EBITDA valuation multiples.
  - Multiple ranges were derived and applied to WSSI's TTM results and balance sheet data to arrive at indications of enterprise value.
- Upon completion of this analysis, B. Riley selected and examined 13 specific acquisitions of multi-unit restaurant concepts (collectively, the "M&A Transactions Comparable Group") that were purchased in arm's-length transactions.
  - Only 3 of the acquisitions disclosed meaningful transaction terms, and all three deals were purchased prior the market shift that occurred in late 2008.

B RILEY

WSSI - Precedent M&A Transaction Analysis

Precedent M&A Transactions Analysis

M&A Transaction Between January 1, 2008 and October 21, 2009

($ in millions)

Date	Target	Acquiror	Enterprise Value	Revenue	EBITDA	EV / Rev.	EV / EBITDA
09/14/09	Canyons Burger Company	Growth Concepts	NA	NA	NA	NA	NA
09/04/09	Papa Bello Enterprises	Aero Financial	NA	NA	NA	NA	NA
06/16/09	Carrols Restaurant Group[2]	Jefferies Capital Partners	$430.0	$821.9	$84.9	NA	NA
12/12/08	VI Acquisition Corp. / Village Inn	Newport Global / Fidelity National	$55.0	NA	NA	NA	NA
10/31/08	Fox Sports Grill	Private Investment Group	NA	$30.1	NA	NA	NA
08/18/08	Romano's Macaroni Grill	Golden Gate Capital	$109.9	NA	NA	NA	NA
08/05/08	BUCA	Planet Hollywood International	$28.8	$238.6	$3.0	0.1x	9.5x
07/31/08	Rockfish Seafood Grill	White Oak Capital / Capital Point Partners	NA	NA	NA	NA	NA
06/16/08	Cafe Enterprises	Milestone Partners	$60.0	NA	NA	NA	NA
04/28/08	Max & Erma's Restaurants	G&R Acquisition	$58.7	$174.5	$7.1	0.3x	8.3x
04/23/08	Wendy's International	Triarc Companies	$2,718.9	$2,442.2	$298.8	1.1x	9.1x
01/22/08	Pat & Oscar's	Management Buyout	NA	NA	NA	NA	NA
01/15/08	Moby Dick's House of Kabob	Javan Capital Partners	NA	NA	NA	NA	NA

	EV / Rev.	EV / EBITDA
High[2]	0.7x	9.3x
Low[2]	0.2x	8.7x
Median	0.3x	9.1x
Mean	0.5x	8.9x
Adj. Mean[3]	0.3x	9.1x

Notes:

(1) Acquisition of a minority stake. Excluded from the calculation of valuation multiples.

(2) High and low observations represent the upper (75th percentile) and lower (25th percentile) quartiles of the range, respectively.

(3) Adjusted mean - excludes the high and low observation.

B RILEY

WSSI - Precedent M&A Transaction Analysis

Western Sizzlin Stores (WSSI)
Precedent M&A Transaction Analysis
As of October 21, 2009

	Precedent M&A Transaction Multiples		
	Low	Adj. Mean	High
EV / EBITDA Multiple Range	8.7x	9.1x	9.3x
Market Environment Discount	-	-	-
Adjusted EV / EBITDA Multiple Range	8.68x	9.10x	9.28x
TTM EBITDA	$691,210	$691,210	$691,210
Enterprise Value Range	$6,000,177	$6,289,851	$6,414,531
Less: Total Debt	($484,990)	($484,990)	($484,990)
Plus: Cash	$575,261	$575,261	$575,261
Equity Value Range	$6,090,448	$6,380,123	$6,504,802

B | RILEY

WSSI – Valuation Framework

Western Sizzlin Stores (WSSI)
Valuation Framework
As of October 21, 2009

Methodology		Enterprise Value Range Low	Mean	High
Discounted Cash Flow Analysis		$3,894,132	$4,479,914	$5,349,084
Public Company Market Multiple Analysis		$4,091,190	$4,545,767	$5,000,344
Precedent M&A Transaction Analysis		$6,000,177	$6,289,851	$6,414,531

Analysis Weighting	Weight	Enterprise Value Range Low	Mean	High
Discounted Cash Flow Analysis	75.0%	$2,920,599	$3,359,935	$4,011,813
Public Company Comparables	25.0%	$1,022,798	$1,136,442	$1,250,086
Precedent Transactions	-	-	-	-
Weighted Average Enterprise Value Range:		$3,943,396	$4,496,377	$5,261,899
Less: Total Debt		($484,990)	($484,990)	($484,990)
Plus: Cash		$575,261	$575,261	$575,261
Weighted Average Equity Value Range:		$4,033,668	$4,586,648	$5,352,170

Valuation Analysis Summary

Great American Partners I LLC ("GAP").

B RILEY

GAP - Valuation Overview

- GAP is a 50/50 joint venture between Western and W&K Foods.
- GAP's projections reflect:
  - W&K Foods' decision to exercise the buyout option for ~ $784,000 in December 2011.
  - The buyout's removal of Western's responsibility to, and guarantee of, the remaining loan obligation.
  - GAP's conversion to a franchise and subsequent 2% royalty payments to WSFC.
  - A 2% increase in annual same store sales through 2014.
  - Store level profit margins of 18.5% through 2014.
  - Maintenance capital expenditures of $25,000 in 2009 and $10,000 for each year thereafter.
- B. Riley elected to use a DCF analysis to value GAP.
- Due to GAP's unique 2011 buyout provision, a number of standard valuation techniques were not deemed applicable for this scenario:
  - Comparable public company analysis
  - Precedent M&A transactions analysis
  - Net asset value test

B RILEY

GAP - Discounted Cash Flow Analysis

- The DCF analysis reflects the present value of GAP's projected stream of future cash flows.
- The present value of GAP's cash flows was determined by calculating a weighted average cost of capital.
  - B. Riley calculated a WACC of ~ 10.9% for GAP.
  - In order to construct a sensitivity analysis, B. Riley developed a range of discount rates from 9.8% to 12.0% (reflecting 90% and 110% of the target rate).
- Due to the projected December 2011 buyout, B. Riley did not need to calculate a terminal value for GAP.

Valuation Analysis Summary

B | RILEY

GAP - Discounted Cash Flow Analysis

GAP

Discounted Cash Flow Analysis

As of October 21, 2009

Fiscal Years Ending December 31		3 Months 12/31/2009	12 Months 12/31/2010	12 Months 12/31/2011	12 Months 12/31/2012	12 Months 12/31/2013	12 Months 12/31/2014
Earnings Before Tax		$67,732	$533,044	$546,129			
Less Carryover Net Operating Loss (NOL)		-	-	-			
Taxable Earnings Before Buyout Proceeds		$67,732	$533,044	$546,129			
Proforma Taxes on Regular Earnings	38.0%	($25,738)	($202,557)	($207,529)			
Proforma Net Income		$41,994	$330,487	$338,600			
Plus: After Tax Interest Expense		$30,953	$117,549	$120,771			
Plus: Depreciation & Amortization		$77,774	$236,025	$237,454			
Gross Cash Flow		$150,720	$684,061	$696,825			
Dec./(Inc.) in Working Capital		($2,290)	$4,458	$4,555			
Capital Expenditures		($5,074)	($10,000)	($10,000)			
Net Free Cash Flow - Invested Capital Basis		$143,357	$678,519	$691,380			
Western Share of GAP Net Free Cash Flow	50.0%	$71,679	$339,260	$345,690			
Buyout Proceeds		-	-	$784,028			
Proforma Taxes on Buyout Proceeds		-	-	($207,602)			
Net Buyout Earnings		-	-	$576,426			
Total Net Free Cash Flow		$71,679	$339,260	$922,116			
Discount Rate	10.9%	0.975	0.879	0.793			
Present Values		$69,854	$298,215	$731,108			
Indicated Enterprise Value							$1,099,177
Less: Total Debt[2]	-						-
Add: Cash[3]	50.0%						$31,657
Indicated Equity Value							$1,130,834

Notes:

(1) Forecast provided by Project Grill management

(2) W&K Foods will refinance the outstanding debt at the December 2011 buyout, thereby eliminating Western's indebtedness

(3) Reflects 50% of the current cash balance over the $50K minimum working capital threshold

B RILEY

GAP – Valuation Framework

GAP DCF Sensitivity Analysis	Low	Mean	High
Discount Rates:	12.0%	10.9%	9.8%
Enterprise Value Range:	$1,079,522	$1,099,177	$1,119,428
Less: Total Debt	-	-	-
Add: Cash	$31,657	$31,657	$31,657
Equity Value Range:	$1,111,180	$1,130,834	$1,151,085

B | RILEY

GAP – WACC Calculation

GAP
WACC Calculation
As of October 21, 2009

Derivation of Cost of Equity		
Risk-Free Rate: 10 Year Treasury		2.28%
Relevered Beta Using Selected Industry Data	150.00%	
Excess Return on S&P Stock Index	6.00%	
Unadjusted Equity Risk Premium	9.00%	
Add: Company Specific Risk Premium	-	
Total Risk Premium		9.00%
Total Expected Return on Equity		11.28%

After-Tax Cost of Debt	
Pre-Tax Cost of Debt	7.30%
Borrowing Premium	2.00%
Effective Cost of Debt	9.30%
Tax Rate	38.00%
After-Tax Cost of Debt	5.77%

Weighted Average Cost of Capital (WACC)

Industry Capital Structure	Debt / Equity Ratio	Cost of Capital	Weighted After Tax Cost of Capital
Equity	92.50%	11.28%	10.43%
Debt	7.50%	5.77%	0.43%
WACC			10.87%

Valuation Analysis Summary

Western Sizzlin Holding Co. Investments ("Western Sizzlin HCI").

B | RILEY

Western Sizzlin HCI – Valuation Overview

- Western maintains a 100.0% economic interest in Western Sizzlin HCI as of October 21, 2009.
- Western Sizzlin HCI holds equity positions in the following publicly traded companies:
  - ITEX Corp.
  - Precision Auto Care
  - Good Times Restaurants
  - Jack in The Box
- Western Sizzlin HCI has a put obligation related John Linnartz, the Operating Partner of Western Mustang.
  - The put obligation was valued at ~ $527,770 as of September 30, 2009.
- B. Riley elected to use a net asset value test to value Western Sizzlin HCI.
  - The DCF, comparable public company and precedent M&A transactions analyses were not appropriate valuation techniques for this scenario.

B | RILEY

Western Sizzlin HCI – Valuation Framework

Western Sizzlin HCI (Western Economic Interest ~ 100.0%)	**Mark-Market Value**	**Mark to Market Redeemable Non-Controlling Interest**	**Western Residual Economic Interest, Mark to Market**
Cash[1]	$825,483	-	$825,483
Money Market Investments[1]	$395	-	$395
Mark to Market Value of Public Holdings[2]			
ITEX Corp.	$1,278,151	-	$1,278,151
Precision Auto Care	$13,200	-	$13,200
Good Times Restaurants	$667	-	$667
Jack in the Box	$1,934	-	$1,934
Total Assets	$2,119,830	-	$2,119,830
Line of Credit[1]	$100,000	-	$100,000
Other Liabilities[1]	$90,427	-	$90,427
Linnartz Put Obligation[3]	$527,770	-	$527,770
Total Liabilities	$718,197	-	$718,197
Net Asset Value	$1,401,633	-	$1,401,633

Notes:
(1) Balance sheet positions as of September 30, 2009.
(2) Market to market values as of October 21, 2009.
(3) Linnartz put obligation as of September 30, 2009.

Valuation Analysis Summary

Western Properties, Inc. ("Western Properties").

Western Properties – Valuation Overview and Framework

- Western maintains a 100.0% economic interest in Western Properties as of October 21, 2009.
- On September 30, 2009, Duggar, Canady and Grafe completed an appraisal of the San Antonio property, reflecting a current market value of $4.1 million.
- Western Properties has a note payable with an outstanding balance of $2,377,098 as of October 21, 2009.
- All remaining principal and accrued interest is due on January 30, 2010.
- B. Riley elected to use a net asset value test to value Western Properties.
  - The DCF, comparable public company and precedent M&A transactions analyses were not appropriate valuation techniques for this scenario.

Western Properties (Western Economic Interest ~ 100.0%)	Mark-Market Value	Mark to Market Redeemable Non-Controlling Interest	Western Residual Economic Interest, Mark to Market
Investment Real Estate	$4,100,000	-	$4,100,000
Real Estate Note Payable	$2,377,098	-	$2,377,098
Net Asset Value	$1,722,902	-	$1,722,902

Notes:
(1) Positions as of October 21, 2009.

Valuation Analysis Summary

Western Investments, Inc. (“Western Investments”).

Western Investments – Valuation Overview

- Western maintains a 92.06% economic interest in Western Investments as of October 21, 2009.
- Other equity holders in Western Investments include:
  - Black Swan Non-Tax ~ 2.24 %
  - Black Swan Dom Opportunity ~ 2.63%
  - Black Swan Tax Investment Fund ~ 0.37%
  - Russell Hill ~ 2.70%
- Western Investments has equity positions in the following publicly traded companies:
  - Emerson Radio Corp.
  - The Steak N Shake Company
- Western Investments distributed 116,649 shares of SNS to Black Swan on October 13, 2009.
  - This increased Western's economic interest in the remaining assets from ~ 85.1% to ~ 92.06%.
- Western will distribute the 1,322,806 beneficially owned shares of SNS held by Western Investments to Western's stockholders in connection with the proposed Transaction.
- B. Riley elected to use a net asset value test to value Western Investments.
  - The DCF, comparable public company and precedent M&A transactions analyses were not appropriate valuation techniques for this scenario.

Valuation Analysis Summary

B RILEY

Western Investments – Valuation Framework

Western Investments (Western Economic Interest ~ 92.06%)	Mark-Market Value	Mark to Market Redeemable Non-Controlling Interest	Western Residual Economic Interest, Mark to Market
Cash and Money Market Investments[1]	$3,076	$244	$2,832
Mark to Market Value of Public Holdings[2]			
Emerson Radio Corp.	$169,909	$13,491	$156,418
Steak N Shake	$16,007,021	$1,270,958	$14,736,064
Other Assets[2]	$4,036	$320	$3,716
Total Assets	$16,184,043	$1,285,013	$14,899,030
Margin Loan Balance[1]	-	-	-
Other Liabilities[1]	$1,590	$126	$1,464
Total Liabilities	$1,590	$126	$1,464
Contribution to RNI		$1,284,887	
Net Asset Value	$16,182,453		$14,897,566

Notes:

(1) Balance sheet positions as of September 30, 2009.

(2) Market to market values as of October 21, 2009.

Valuation Analysis Summary

Western Mustang Holdings LLC ("Western Mustang")

B RILEY

Western Mustang – Valuation Overview

- Western maintains of a 50.5% controlling interest in MCA and a 51% controlling interest in its general partner, MCM, through the Company's wholly-owned subsidiary, Western Mustang.
- MCA's ownership interest of the combined net assets of the Funds was 2.8% as of September 30, 2009, with the remaining interests in the Funds held by various limited partners.
- As a result of Western's 50.5% controlling interest in MCA, the Company owned approximately 1.4% of the combined net assets of the Funds as of September 30, 2009.
- The Funds have equity positions in the following publicly traded companies:
  - O I Corp
  - Furmanite Financial Group
  - Matrix Services
  - Prosperity Bancshares
  - Chemung Financial
  - Trinity Bank
  - International Bancshares
  - Kraft
  - Steak n Shake
  - Sterling Bancshares
  - Texas Capital Bancshares
  - Hallmark Financial

B | RILEY

Western Mustang – Valuation Overview

- MCA managed approximately $57.7 million in assets through the Funds and managed accounts as of October 21, 2009:
  - Mustang Capital Partners I ~ $9.7 million
  - Mustang Capital Partners II ~ $2.7 million
  - Assets under management in managed accounts ~ $45.3 million
- Management anticipates additional capital contributions of ~ $3.5 million in Q4 2009.
- For serving as the Fund's general partner, MCM receives a monthly management fee.
  - Western has a 51.0% economic claim to MCM's management fee.
  - Management fee revenue for the 12-month period ending Sept. 30, 2009 ~ $460,000.
  - Projected management fee revenue for the 12-month period ending Sept. 30, 2010 ~ $577,000.
- B. Riley elected to value Western Mustang by utilizing:
  - A net asset value test for MCA's investment holdings.
  - A comparable public company analysis and precedent M&A transactions analysis to value MCM's investment management business.

Valuation Analysis Summary

B RILEY

Western Mustang – Net Assets Value Test

Western Mustang (Western Economic Interest - 1.4%)[1]	Mark-Market Value	Mark to Market Redeemable Non-Controlling Interest	Western Residual Economic Interest, Mark to Market
Cash[2]	$6,140	$5,968	$172
Money Market Investments[2]	$2,101,789	$2,042,939	$58,850
Mark to Market Value of Public Holdings[3]			
O I Corp	$1,980,330	$1,924,881	$55,449
Furmanite Financial Group	$997,500	$969,570	$27,930
Matrix Services	$265,650	$258,212	$7,438
Prosperity Bancshares	$69,100	$67,165	$1,935
Chemung Financial	$494,262	$480,423	$13,839
Trinity Bank	$1,500,000	$1,458,000	$42,000
International Bancshare	$130,720	$127,060	$3,660
Kraft	$1,919,400	$1,865,657	$53,743
Steak n Shake	$1,949,500	$1,894,914	$54,586

Notes:

(1) Western HCI's economic claim is 1.4%, but 2.8% is consolidated (and displayed above).

(2) Balance sheet positions as of September 30, 2009.

(3) Market to market values as of October 21, 2009.

B | RILEY

Western Mustang – Net Assets Value Test

Western Mustang (Western Economic Interest ~ 1.4%)[1]	Mark-Market Value	Mark to Market Redeemable Non-Controlling Interest	Western Residual Economic Interest, Mark to Market
Sterling Bancshares	$65,200	$63,374	$1,826
Texas Capital Bancshares	$97,140	$94,420	$2,720
Hallmark Financial	$268,125	$260,618	$7,508
Other Assets[2]	$6,377	$6,198	$179
Total Assets	$11,851,234	$11,519,399	$331,835
Margin Loan Balance[2]	-	-	-
Other Liabilities[2]	$59,573	$57,905	$1,668
Total Liabilities	$59,573	$57,905	$1,668
Contribution to RNI	-	$11,461,494	-
Net Asset Value	$11,791,661	-	$330,167
		Western 1.4% Interest:	***$165,083***

Notes:

(1) Western HCI's economic claim is 1.4%, but 2.8% is consolidated (and displayed above).

(2) Balance sheet positions as of September 30, 2009.

(3) Market to market values as of October 21, 2009.

B | RILEY

Western Mustang – Comparable Public Company Analysis

- B. Riley performed an analysis to determine valuation multiples of comparable publicly traded companies.
  - In an effort to find companies that were deemed most comparable to Western Mustang's operations, B. Riley examined the business and financial characteristics of over 15 publicly traded investment management companies.
- The criteria for selecting comparable publicly traded companies included:
  - Companies engaged in investment management activities.
  - Under $500 billion of assets under management.
  - No pure play hedge fund operations (Fortress, GLG Partners, Och-Ziff Cap. Management)
- Upon completion of this analysis, B. Riley selected and examined 5 publicly traded comparable companies (collectively, the "Western Mustang Comparable Public Company Group") and derived valuation multiples utilizing trailing twelve month financial statements as of October 21, 2009.
- In conducting our analysis, B. Riley targeted Enterprise Value / Assets Under Management and Enterprise Value / Revenue valuation multiples.
  - Multiple ranges were derived and applied to Western Mustang's TTM revenue and assets under management and balance sheet data to arrive at indications of enterprise value.

B RILEY

Western Mustang – Comparable Public Company Analysis

Comparable Public Company Analysis
As of October 21, 2009
($000s)

Company	Ticker	Enterprise Value	Assets Under Management	LTM Revenue	EV / AUM	EV / Rev.
Affiliated Managers	AMG	$4,148,629	$178,700,000	$893,900	2.32%	4.64x
Calamos Asset Management	CLMS	$240,148	$23,500,000	$295,300	1.02%	0.81x
Federated Investors	FII	$2,787,470	$401,800,000	$1,225,200	0.69%	2.28x
Pzena Invest. Management	PZN	$75,605	$13,900,000	$71,000	0.54%	1.06x
Virtus Invsts. Partners	VRTS	$128,758	$22,400,000	$154,000	0.57%	0.84x
				Mean:	1.03%	1.93x
				Adj. Mean:	0.76%	1.39x

B | RILEY

Western Mustang – Precedent M&A Transactions Analysis

- B. Riley performed an analysis to determine acquisition / valuation multiples of precedent M&A transactions.
  - In an effort to find companies that were deemed most comparable to Western Mustang's operations, B. Riley examined the business and financial characteristics of over 50 acquisitions of investment management companies.
- The criteria in selecting comparable M&A transactions included:
  - Transactions that closed between January 1, 2008 and October 21, 2009.
  - Companies engaged in investment management activities.
- In conducting our analysis, B. Riley targeted Enterprise Value / Assets Under Management and Enterprise Value / Revenue valuation multiples.
  - Multiple ranges were derived and applied to Western Mustang's TTM revenue and assets under management and balance sheet data to arrive at indications of enterprise value.
- Upon completion of this analysis, B. Riley selected and examined 4 specific acquisitions of investment management companies that were purchased in arm's-length transactions.

Western Mustang – Precedent M&A Transactions Analysis

Precedent M&A Transactions Analysis
M&A Transaction Between January 1, 2008 and October 21, 2009
($000s)

Date	Target	Acquirer	Enterprise Value	Assets Under Management	EV / AUM
10/19/2009	Morgan Stanley Retail Asset Mngt	Invesco	$1,500,000	$119,000,000	1.26%
1/7/2009	Deephaven Capital Management	Stark Investments	$44,670	$4,240,000	1.05%
7/7/2008	J&W Seligman	Ameriprise	$432,000	$18,000,000	2.40%
2/28/2008	National Investment Services	Titanium Asset Mngt	$35,630	$3,000,000	1.19%
				Mean:	1.48%
				Adj. Mean:	1.22%

Western Mustang – Valuation Framework

Western Mustang Valuation Framework		Metric	Value
Assets Under Management:			$57,728,066
TTM Management Fee Income:			$486,398
Precedent M&A:	Enterprise Value / AUM Multiple	1.2%	$706,641
Public Comps:	Enterprise Value / AUM Multiple	0.8%	$440,747
Public Comps:	Enterprise Value / TTM Revenue Multiple	1.4x	$677,076
Mean Western Mustang Asset Management Valuation			$608,155
Western Economic Interest in Asset Management Arm:		50.5%	$307,118
Add: Western Economic Claim of Investment Assets:		1.4%	$165,083
Consolidated Western Economic Interest - Western Mustang:			$472,201

Valuation Analysis Summary

Western Sizzlin Corporation

B | RILEY

Western Sizzlin Corporation – Valuation Framework

Western Sizzlin Corporation

Summary Valuation Analytics
As of October 21, 2009

Pre-SNS Stock Distribution	Low	Mean	High
WSFC Equity Value Range:	$9,890,673	$11,242,192	$12,730,858
WSSI Equity Value Range:	$4,033,668	$4,586,648	$5,352,170
GAP Equity Value Range:	$1,111,180	$1,130,834	$1,151,085
Western Sizzlin HCI Net Equity Value Range:	$1,401,633	$1,401,633	$1,401,633
Western Properties Net Equity Value Range:	$1,722,902	$1,722,902	$1,722,902
Western Acquisitions Net Equity Value Range:	$14,897,566	$14,897,566	$14,897,566
Western Mustang Net Equity Value Range:	$441,490	$472,201	$502,913
Consolidated Western Sizzlin Corporation Equity Value Range	$33,499,111	$35,453,977	$37,759,127
Shares Outstanding	2,840,384	2,840,384	2,840,384
Price Per Share	**$11.79**	**$12.48**	**$13.29**

B | RILEY

Western Sizzlin Corporation – Valuation Framework

Western Sizzlin Corporation

Summary Valuation Analytics

As of October 21, 2009

Post-SNS Stock Distribution	Low	Mean	High
WSFC Equity Value Range:	$9,890,673	$11,242,192	$12,730,858
WSSI Equity Value Range:	$4,033,668	$4,586,648	$5,352,170
GAP Equity Value Range:	$1,111,180	$1,130,834	$1,151,085
Western Sizzlin HCI Net Equity Value Range:	$1,401,633	$1,401,633	$1,401,633
Western Properties Net Equity Value Range:	$1,722,902	$1,722,902	$1,722,902
Western Acquisitions Net Equity Value Range:	$161,502	$161,502	$161,502
Western Mustang Net Equity Value Range:	$441,490	$472,201	$502,913
Consolidated Western Sizzlin Corporation Equity Value Range	$18,763,047	$20,717,913	$23,023,063
Shares Outstanding	2,840,384	2,840,384	2,840,384
Price Per Share	**$6.61**	**$7.29**	**$8.11**
Proposed Consideration	$22,959,000	$22,959,000	$22,959,000
Proposed Debenture Consideration	**$8.08**	**$8.08**	**$8.08**

Opinion and Summary Results

Overview

Opinion and Summary Results

- The text of our Opinion is attached to the Presentation and this conclusion should be read only in the context of the full opinion letter.

Based upon and subject to the foregoing, it is our Opinion that the merger consideration to be received by the Western shareholders in connection with the proposed Transaction is fair, from a financial point of view, as of October 22, 2009.

- B. Riley & Co., LLC

B | RILEY

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